Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian Hall, CFO
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

Drew Industries Third-Quarter 2016 Conference Call
Scheduled for November 3, 2016, at 11am ET

Elkhart, Indiana – October 20, 2016 – Drew Industries Incorporated (NYSE: DW), a supplier of components for the leading OEMs of recreational vehicles and adjacent industries and the aftermarkets of these industries, will release its third-quarter 2016 financial results before the market opens on Thursday, November 3, 2016.

Drew Industries will also host a conference call on Thursday, November 3, 2016, at 11 a.m. ET to discuss the results and other business matters. The call will conclude with a question-and-answer session with participation limited to institutional investors and analysts. Individual investors, retail brokers and the media are invited to listen to a live webcast of the call on the Drew Industries website at www.drewindustries.com.

Participating in the conference call will be:

Jason Lippert, CEO
Scott Mereness, President
Brian Hall, CFO

About Drew Industries

From 45 manufacturing and distribution facilities located throughout the United States and in Canada and Italy, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading original equipment manufacturers of recreational vehicles and adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; manufactured homes; modular housing; and factory-built mobile office units. The Company also supplies components to the related aftermarkets of these industries primarily by selling to dealers and service centers. Drew’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; vinyl, aluminum and frameless windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; LED televisions and sound systems; navigation systems; wireless backup cameras; appliances; and other accessories. Additional information about Drew and its products can be found at www.drewindustries.com.

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